UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number 3
FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

NEW DAY FINANCIAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	8742	27-0427276
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 S Valle Verde Dr. #235-106
Henderson, Nevada 89012
(702) 245-5765
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laughlin Associates, Inc.
2533 N Carson Street
Carson City, NV 89706
(775) 883-8484
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Randall V. Brumbaugh, Esq.
417 W. Foothill Blvd., B-175
Glendora, CA 91741
(626) 335-7750

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	950,000 (1)	$0.01 (2)	$9,500.00	$0.16

(1)	This registration statement registers the potential resale of 950,000 shares of commons tock held by security holders of the Registrant.
(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum.  The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
NEW DAY FINANCIAL MANAGEMENT, INC.

950,000 shares of common stock
$0.01 per share

New Day Financial Management, Inc. is registering an aggregate of 950,000 shares of its common stock that are to be sold, from time-to-time, by one or more of the Selling Stockholders and their transferees, pledges, donees or their successors (collectively referred to hereinafter as the “Selling Stockholders”).  The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  The company is not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.  The proceeds from the sale of the Selling Stockholders’ shares will go directly to the Selling Stockholders and will not be available to us.  The Selling Stockholders are listed under “Selling Security Holders” on page 10.

Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this prospectus.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Selling Stockholders	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 12)	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.00
Total	950,000	$9,500.00	$0.00	$0.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Resale transactions may not take place due to the absence of registration or applicable exemptions.

New Day Financial Management, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is February 9, 2011

PROSPECTUS SUMMARY AND RISK FACTORS

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider the matters discussed in “Risk Factors” beginning on page 6.

The Company

We were incorporated in the State of Nevada on February 15, 2007 as New Day Financial Management, Inc.  We provide small businesses with focused management and financial strategies to execute and grow their businesses.  Through close interaction with clients, we analyze existing operations and processes, define strengths and weaknesses and provide the tools and strategies to increase profitability.

All clients, to date, have thus far been provided by our officers and sole director.  From inception to September 30, 2010, we generated aggregate revenues from operations in the amount of $38,000.  Despite generating such revenues, we cannot guarantee that we will grow our business or that we will be able continue to realize sales.  We have no long-term agreements to provide services and have no guaranteed revenue streams.

Through the nine months ended September 30, 2010, we generated net income of $6,996 on $24,500 in total sales, while incurring $17,504 in aggregate expenses.  We believe that our lack of significant operating history and uncertainty regarding our ability to generate significant revenues are material concerns.  Additionally, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from operating activities will be adequate to maintain our business. In consideration of the foregoing risks, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements.
As of the date of this prospectus, New Day Financial Management has 2,900,000 shares of $0.001 par value common stock issued and outstanding.

Our address and telephone number are:

55 S Valley Verde Drive #235-106
Henderson, Nevada 89012
Telephone (702) 245-5765

Our fiscal year end is December 31.

Offering by the Selling Stockholders

The offering consists solely of shares offered by the Selling Stockholders.  The Selling Stockholders are offering 950,000 shares of our currently issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  To date, there is no public market for our common stock and no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.   The company has not approached any broker/dealers with regard to assisting the company to apply for such listing. There can be no assurance that any attempt to obtain listing on a stock exchange or other trading medium will be successful, or if successful, that a market will develop for the common stock.

Resale transactions may not take place due to the absence of registration or applicable exemptions.  Apart from the States of California, Florida and Nevada, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any state except California, Florida and Nevada require proper diligence on the part of the investor.

The offering price of $0.01 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

All proceeds from sales of shares by the Selling Stockholders will go directly to the Selling Stockholders and none will be available to New Day Financial Management, Inc.

New Day Financial Management, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The Selling Stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Our Transfer Agent is expected to be Empire Stock Transfer, Inc., 2470 St. Rose Pkwy Suite 304, Henderson, NV 89074, Phone: (702) 818-5898.

Summary Financial Information

The summary financial data are derived from the historical financial statements of New Day Financial Management, Inc.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	September 30,	December 31,
	2010	2009
ASSETS
Current assets
Cash	$21,618	$13,085
Total current assets	21,618	13,085

Total assets	$21,618	$13,085

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total liabilities	$1,537	$-

Stockholders’ equity
Common stock	2,900	2,900
Additional paid-in capital	8,725	8,725
Retained earnings	8,456	1,460
Total stockholders’ equity	20,081	13,085

Total liabilities and stockholders’ equity	$21,618	$13,085

Statements of Operations Data

	For the Nine Months Ended
	September 30,
	2010	2009

Revenue	$24,500	$2,000

Expenses:
General and administrative expenses	17,504	818
Total expenses	17,504	818

Net income	$6,996	$2,182

Net income (loss) per share	$0.01	$0.00

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our officers and directors have no experience related to public company management.  As a result, we may be unable to manage our public reporting requirements.

Our operations depend entirely on the efforts of our officers and directors.  While each has expertise with which we will rely upon to grow and manage our business operations, none has experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to develop and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle.

Investors may lose their entire investment if we are unable to continue as a going concern.

New Day Financial Management, Inc. was formed in February 2007.  Although we began to generate revenues during the fiscal year ended December 31, 2009, we have a limited operational history on which you can evaluate our business and prospects.  We remain an early stage company without guaranteed or recurring streams of revenues.  Our prospects must therefore be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development and without significant operating history.  These risks include, without limitation, the absence of guaranteed long-term revenue streams, management that is inexperienced in managing a public company, a competitive market environment with minimal barriers to entry and lack of brand recognition.  New Day cannot guarantee that we will be successful in maintaining our presence in the consulting outsourcing industry or in accomplishing our objectives.  If our business fails, the investors in this offering may face a complete loss of their investment.

<Risk Factor Removed>

We may experience liquidity and solvency problems, which could impair our operations or force us out of business.

We have no long-term or contractual obligations with clients to provide for guaranteed future revenues.  Additionally, future expenditures may be higher than our management may anticipate and budget for, which could materially harm our business.  As such, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

The consulting and outsourcing industries are highly competitive, and we are in an unfavorable competitive position.

Our management believes we compete, in general, with numerous, more established companies providing outsourced consulting services.  In addition, certain companies may choose to use its own resources rather than engage an outside firm for the types of services we provide.  All of our competitors are significantly larger and have substantially greater financial, technical, marketing and other resources and significantly greater name recognition.  In addition, many of our competitors have well-established, long-term relationships with their clients.  It is possible that new competitors or alliances among competitors will emerge in the future.  Our expected competitors may be able to fulfill customer requests or requirements more efficiently than we may be able to.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We will lose clients or be unable to attract new clients if we do not perform our services satisfactorily.

We have only recently begun to generate revenues and currently have a small base of clients to whom we have provided services without ongoing contractual obligations.  We will depend, in large part, upon our ability to provide an adequate level of service in order to attract continuing work and to garner recommendations or referrals from these clients.  If a client is not satisfied with the quality of work performed by us or contracted parties who provide services for a specific project on our behalf, then we could incur additional costs to address the situation and the client’s dissatisfaction with our services could damage our ability to obtain additional work from that client.  In addition, negative publicity related to our client services or relationships, regardless of its accuracy, may further damage our business by affecting our ability to attract prospective clients.

We have no long-term or guaranteed sources of revenues.

All of our clients have historically engaged us on a per-project basis and have no contractual obligation to continue to utilize our services. The loss of any client could impair our ability to continue as a going concern.  We have no long-term or guaranteed contracts in place with any customers, and there can be no assurance that our customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers.

New Day Financial Management, Inc. may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of our officers and sole director, namely Karen Mannix, our President, Marcia Hootman, our Secretary and Treasurer, and Beverly Fremont, our sole Director.  Although we plan to have non-salaried personnel work for us on a per-project basis, as necessary, we have no other full- or part-time employees besides these three individuals.  Furthermore, we do not maintain key man life insurance on any of our officers or sol director.  Without employment contracts, we may lose one or more of our officers and sole director to other pursuits without a sufficient warning and, consequently, go out of business.

Our officers and our sole director may become involved in other business opportunities and may face a conflict in selecting between our company and their other business interests.  We have not formulated a policy for the resolution of such conflicts.  The loss of any or all of our officers and sole director to other pursuits without a sufficient warning we may, consequently, go out of business.

Failure by us to respond to changes in client demands could result in lack of sales revenues and may force us out of business.

The market for our service is characterized by rapidly changing technology, evolving industry developments and changing customer needs.  Our future success will depend on our ability to enhance our current services, advertise and market our services and respond to emerging industry trends, developments and other technological changes on a timely and cost effective basis.  We may not be successful in anticipating or responding to these developments on a timely basis, and our offerings may not be successful in the marketplace.  There can be no assurance that we will be successful in enhancing our existing service offerings on a timely basis or that any new enhancements will achieve market acceptance.  If we fail to anticipate or respond adequately to changes in technology and customer preferences these events could have a material adverse affect on our business, financial condition and results of operation.

If we are unable to collect on our accounts receivables, our cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe us for work performed.  Our clients may experience periods of financial difficulty, and as a result, could cause clients to delay payments to us or default on their payment obligations to us.  Timely collection of accounts receivables also depends on our ability to complete our contractual commitments and bill and collect our contracted revenues.  If we are unable to meet our contractual requirements, we might experience delays in collection of and/or be unable to collect our client balances, and if this occurs, our results of operations and cash flows could be adversely affected.  In addition, if we experience an increase in the time to bill and collect for our services, our cash flows could be adversely affected.
You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  In the absence of being listed on a stock exchange or trading platform, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently issued and outstanding shares of common stock, aggregating 2,900,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Investors may be unable to sell their shares without complying with “Blue Sky” regulations.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states.  Sales by the selling shareholders may occur in Nevada and Ohio.  Apart from the States of Nevada and Ohio, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except Nevada and Ohio require proper diligence on the part of the investor.  Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

Our common stock may not be transferable without meeting securities registration requirements or exemption therefrom.

We have not registered our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

Future issuances of our preferred stock could dilute the voting and other rights of holders of our common stock.

Our Board of Directors has the authority to issue shares of preferred stock in any series and may establish, from time to time, various designations, powers, preferences and rights of the shares of each such series of preferred stock.  Any issuances of preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of common stock.

We have not paid any cash dividends and do not intend to pay any cash dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to reinvest any earnings in the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.  Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, New Day Financial Management used the price of $0.01 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.  Our shares are not listed on any exchange or quoted on any trading platform.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The Company and its shareholders have not approached any broker/dealers with regard to assisting the Company to apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the Selling Stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock(1)	Number of Shares Owned before the Offering(2)		Number of Shares Offered by Selling Shareholders		Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering(3)

Dana and Eileen Anderson(4)	100,000	(4)	100,000	(4)	0	0.00%
Joseph Cerbone	100,000		100,000		0	0.00%
Margaret DeCaro	50,000		50,000		0	0.00%
Donald Dickson	50,000		50,000		0	0.00%
Tammy Dunn	50,000		50,000		0	0.00%
Donald Ehrlich	100,000		100,000		0	0.00%
Danielle Galloway	50,000		50,000		0	0.00%
Julie Hammer	50,000		50,000		0	0.00%
Dorothy McCallion	50,000		50,000		0	0.00%
Frank and S.K. McGarvery(4)	100,000	(4)	100,000	(4)	0	0.00%
Tianna Owen	50,000		50,000		0	0.00%
Terumi Rice	50,000		50,000		0	0.00%
Stanley and Leisa Stilwall(4)	100,000	(4)	100,000	(4)	0	0.00%
William Willard	50,000		50,000		0	0.00%

Total (17 persons)	950,000		950,000		0	0.00%

Notes:

1.	None of the Selling Shareholders hold any position, office or other material relationship with the Company.

2.
In April 2007, we sold 950,000 shares of our common stock to the seventeen (17) selling shareholders listed above.  The shares were issued at a price of $0.01 per share for total cash in the amount of $9,500.  The shares bear a restrictive transfer legend.  This April 2007 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about New Day Financial Management, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.

3.	Assumes the offering of all 950,000 offered for sale by the Selling Stockholders in this registration statement, of which this prospectus is a part.

4.
SEC Release 33-4819 states in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  The number of shares indicated as being owned by all holders set forth in the table, above, takes this into account.  All such shareholders disclaim any beneficial interest in or control over any of those shares owned by the other, other than that which may be attributed to each of them by operation of law.

None of the Selling Stockholders has been affiliated with New Day Financial Management, Inc. in any capacity in the past three years.

None of the Selling Stockholders is a broker/dealer or an affiliate of a broker/dealer.

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  New Day Financial Management, Inc. cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The Selling Stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.01 per share until a trading market develops in our common stock, at which time the Selling Stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The Selling Stockholders may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the Selling Stockholders, or they will receive commissions from purchasers of shares.

The Selling Stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

The Selling Stockholders may offer their shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;

2.	On any exchange on which the shares may hereafter be listed;

3.	In negotiated transactions other than on such exchanges;

4.	By pledge to secure debts and other obligations;

5.
In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.  The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the Selling Stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.  In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the Selling Stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the Selling Stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the Selling Stockholders copies of this prospectus and any applicable prospectus supplement and have informed the Selling Stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Description of Securities

New Day Financial Management, Inc.’s authorized capital stock consists of 100,000,000 shares of common stock, having a $0.001 par value.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

In the opinion of our legal counsel, all shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of New Day Financial Management, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of New Day Financial Management, Inc.'s directors.

Cash Dividends

As of the date of this prospectus, New Day Financial Management, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of New Day Financial Management, Inc. not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Randall V. Brumbaug, Esq., Glendora, California, who holds no interest in our common stock and has not been hired on a contingent basis.

Experts

Seale & Beers, CPAs, independent registered public accounting firm, have audited our financial statements at December 31, 2009, and for the period February 15, 2007 (Inception) to December 31, 2009, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Seale & Beers, CPAs’ report, given on their authority as experts in accounting and auditing.

Description of Business

Business Development and Summary

New Day Financial Management, Inc. was incorporated in the State of Nevada on February 15, 2007.  We are a consulting company that provides clients with focused management and financial strategies to execute and grow their businesses.

During the nine months ended September 30, 2010, we generated positive cash flows of $8,533 from our operating activities and generated net income of $6,996.  As of September 30, 2010, we had $1,537 liabilities and cash on hand in the amount of $21,618. However, we only recently exited the development stage and rely heavily on our management, who are not compensated for their time; thus, our, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.  For a detailed “Management’s Discussion and Analysis” and “Plan of Operations,” please refer to page 41.

Our administrative office is located at 55 S. Valle Verde Dr., #235-106, Henderson, Nevada 89012.

Our fiscal year end is December 31.

Please see “Recent Sales of Unregistered Securities” on page 50 for our capitalization history.

Business of Issuer

Principal Services and Principal Markets

Companies of all types and sizes are under significant pressure to increase profitability and efficiency during a period of economic contraction.  Concurrently, customers are more informed, involved and frugal, leading to pressure on companies to reduce prices, increase quality and provide higher levels of customer support and relations.  Our management believes this combination of factors has created increased competition, as well as opportunities.

We are a management consulting company that assists clients in defining their competitive strengths and weaknesses, as well as mapping out tactics, processes and strategies to achieve specific business objectives.  Our consultants work closely with clients to (a) evaluate their current operations, (b) identify where improvements can be made and (c) design and implement strategies to improve clients’ business.  Currently, all services that we are contracted for are provided by our officers.  In the event that a client or specific project requires expertise beyond the capabilities of our officers, we plan to contract third-parties with sufficient experience.

We primarily target small businesses that are either unwilling or unable to dedicate precious resources to employing an individual to provide the services we do on an interim basis.  We believe this market segment is underserved by our larger competitors and that we are able to provide a cost-efficient solution for the small businesses existing in the segment.  Our services are provided on an outsourced basis, whereby a client contracts us for assistance with a specific project or for a pre-determined time frame.

Most small business owners are merely aware of their companies’ cash flows; put simply, they know if they have enough cash on hand to meet their obligations.  Our goal is to provide clients with the tools to objectively evaluate their profitability and determine areas for improvement.  We teach clients how to calculate basic financial ratios, such as Current Ratio, Average Collection Period, Debt Ratio, Profit Margins and Return on Equity, as well as assist clients in understanding the meaning of the output of such ratios and how to use that information to improve business practices.  By studying the information obtained, we attempt to address revenue cycle management, billing policies, credit risk and collection effectiveness, inventory management, accounts payable debt structuring.  Through close interaction and consultation with clients, we assist in the development and implementation of client-specific solutions to improve profitability.

In addition to focused financial management, we provide a more general consulting service.  Our management has decades of experience in entrepreneurship, corporate strategy, real estate and business management, which we are able to draw upon to assist most clients with a variety of situations.  In the event a client requires knowledge outside of our management’s skill set, we have access to contacts and professional acquaintances, cultivated over our management’s collective years of being in business, who can be brought in as third-party consultants to complete the project.

Distribution Methods

Our sole means of marketing and advertising are our officers and sole director.   These individuals have spent their careers working as employees and business owners in their respective communities, during which time they have established business networks.  These networks and other business acquaintances make up the large prospect database that we have been marketing our services to.  Our management attempts to establish contact with these contacts to generate awareness of our company and services, as well as to identify the potential for sales or referrals.  We have no other marketing or advertising channels than the direct marketing approach we are taking.

Growth Strategy

Our growth strategy includes the following:

1.
Build long-term relationships with clients.  All of our prior and current clients engage us on a per-project basis.  We have no guaranteed, long-term source of revenues; once a project is completed, that client may or may not continue to utilize our services.  Our objective is to enter into long-term contractual arrangements with clients to secure streams of revenues for at least 6-12 months.  During the negotiation phase, prospective clients determine whether they desire the Registrant’s services on a per-project or longer-term basis.  Thus, the Registrant represents that, to achieve its goal of entering into long-term contractual agreements with clients, there are no steps it can take.  Unfortunately, our target market of small businesses is price sensitive and weary of entering into an agreement which will increase their fixed costs.  In an attempt to entice current and potential clients, we have offered discounted consulting rates for longer-term clients.  As of the date of this prospectus, we have no long-term agreement with any client.

2.
Bring outsourcing in-house.  Since our inception, our officers and sole director has serviced all of our clients.  However, we understand that our management’s skill set may not encompass every situation a business may encounter.  As a result, we may be required to outsource projects or the client to a third-party consultant, whom we will have no direct oversight or control over.  Our objective is to hire or establish a more formal and direct relationship with such third-party consultants.  As of the date of this prospectus, we have not hired any persons and do not expect to do so within at least the next 12 months.

3.
Acquire new clients.  The growth of any business, including ours, is directly influenced by the ability to engage new clients.  We currently rely exclusively upon the efforts of our officers and sole director to market our company and our services to their prospect database.  We must continue to contact, and follow up with, target companies in this database, as well as add new potential contacts to continuously increase the pool or prospects.  While we do not currently expect to require additional sales staff or the use of mass media to advertise our services, we will periodically evaluate the necessity of such.

Industry Background and Competition

We compete, in general, with business consulting companies, including large multi-national and smaller niche solution providers, offering services that may be materially similar to those we provide.  Additionally, there are countless individuals seeking employment in the financial management departments of businesses, as well as businesses seeking a staff member rather than an outsourced consultant.  We believe we offer potential clients the financial flexibility of having the ability to choose between having a continued commitment or per-project time frame from a single entity rather than having to interview or exclude multiple qualified candidates.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We complete in a highly competitive marketplace with a large number of competitors, all of which have substantially greater financial, technical, marketing and other resources and significantly greater name recognition.  It is possible that new competitors or alliances among competitors will emerge in the future.  Barriers to entry are moderate, in that individuals with relevant work experience or college credentials are able to provide services relatively similar to those we provide without a material capital investment.

Dependence on One or a Few Major Customers

Since our inception to September 30, 2010, five customers accounted for 100% of our revenue.  Revenues and earnings can fluctuate from period to period, based upon both factors outside of our control and the level of our sales and marketing efforts.  Although our customers are expected to vary from period to period, we anticipate that our results of operations in any given period will depend to a significant extent upon revenues from a small number of customers.  We have no long-term or guaranteed contracts in place with any customers and there can be no assurance that our major customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers.  The loss of, or a significant reduction in revenues from, any of our major customers could have a material adverse effect on our business, financial condition and results of operations.

Number of total employees and number of full time employees

We rely exclusively on the services of our three officers and directors who have experience in various business segments and industries.   There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individuals.  We do not anticipate hiring employees over the next 12 months.

In the normal course of our business, we will contract non-salaried third-party consultants to provide various professional services to our clients on our behalf.  These consultants are independent and paid on a per-project basis and are not considered employees.

Available Information

1.	Upon effectiveness of this Registration Statement, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.
Upon effectiveness of this Registration Statement, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.
You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Description of Property

We use office space provided by an officer at no charge to us.  The total useable space measures approximately 30 square feet, encompassing a workstation.  Although we believe our current facilities are sufficient, we may require additional office space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

Our officers, directors and employees have not been convicted in a criminal proceeding, exclusive of traffic violations.

Our officers, directors and employees have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, directors and employees have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.
No director, officer, significant employee or consultant of New Day Financial Management, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.  Our securities are not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  We have not approached any broker/dealers with regard to assisting us to apply for such listing.
As of the date of this prospectus,

1.	There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of New Day Financial Management, Inc.;

2.
There are currently 2,900,00 shares of our common stock issued and outstanding, all of which could be sold pursuant to Rule 144 of the Securities Act, of which we have agreed to register 950,000 shares for sale by security holders;

3.
There are currently 900,000 shares of our common stock held by our officers and sole director, that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

4.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, New Day Financial Management, Inc. has 2,900,000 shares of $0.001 par value common stock issued and outstanding held by thirty shareholders of record.  Our Transfer Agent is anticipated to be Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014, Phone: (702) 818-5898.

Dividends

We have never declared or paid any cash dividends on its common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of December 31, 2009, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.	The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.	The weighted-average exercise price of the outstanding options, warrants and rights; and

3.	Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	0	0	0

Total	0	0	0

Financial Statements

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
New Day Financial Management, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of New Day Financial Management, Inc. (A Development Stage Company) as of December 31, 2009 and December 31, 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009, December 31, 2008 and since inception on February 15, 2007 through December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Day Financial Management, Inc. (A Development Stage Company) as of December 31, 2009 and December 31, 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009, December 31, 2008 and since inception on February 15, 2007 through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had a loss from operations of $11,186, from inception through December 31, 2008. However during the year 2009, the company did generate minimal revenue of $13,500 and a net income of $12,646, however in the aggregate, there is substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
May 10, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,
	2009	2008
ASSETS

Current assets:
Cash	$13,085	$689
Total current assets	13,085	689

Total assets	$13,085	$689

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$-	$250
Total current liabilities	-	250

Total liabilities	$-	$250

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 100,000,000 shares
authorized, 2,900,000 and 2,900,000 shares issued and outstanding
as of December 31, 2009 and 2008, respectively	2,900	2,900
Additional paid-in capital	8,725	8,725
Deficit accumulated during development stage	1,460	(11,186)
Total stockholders’ equity	13,085	439

Total liabilities and stockholders’ equity	$13,085	$689

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the years ended		Inception
	December 31,		(February 15, 2007) to
	2009	2008	December 31, 2009

Revenue	$13,500	$-	$13,500

Operating expenses:
General and administrative expenses	854	8,936	12,040
Total expenses	854	8,936	12,040

Income (loss) before provision for income taxes	12,646	(8,936)	1,460

Provision for income taxes	-	-	-

Net income (loss)	$12,646	$(8,936)	$1,460

Weighted average number of
common shares outstanding - basic	2,900,000	2,900,000

Net income (loss) per share-basic	$0.00	$(0.00)

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

February 15, 2007
Issuance of common stock for services	900,000	$900	$-	$-	$900

February 15, 2007
Donated capital for expenses
paid by officer	-	-	175	-	175

March 20, 2007
Issuance of common stock for services	1,050,000	1,050	-	-	1,050

April 11, 2007
Issuance of common stock for cash	950,000	950	8,550	-	9,500

Net (loss)	-	-	-	(2,250)	(2,250)

Balance, December 31, 2007	2,900,000	2,900	8,725	(2,250)	9,375

Net (loss)	-	-	-	(8,936)	(8,936)

Balance, December 31, 2008	2,900,000	2,900	8,725	(11,186)	439

Net income	-	-	-	12,646	12,646

Balance, December 31, 2009	2,900,000	$2,900	$8,725	$1,460	$13,085

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the years ended		Inception
	December 31,		(February 15, 2007) to
	2009	2008	December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$12,646	$(8,936)	$1,460
Adjustments to reconcile net income (loss) to
net cash used by operating activities:
Shares issued for services	-	-	1,950
Expenses paid by an officer	-	-	175
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	(250)	250	-

Net cash provided (used) in operating activities	12,396	(8,686)	3,585

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	-	9,500

Net cash provided by financing activities	-	-	9,500

NET CHANGE IN CASH	12,396	(8,686)	13,085

CASH AT BEGINNING OF YEAR	689	9,375	-

CASH AT END OF YEAR	$13,085	$689	$13,085

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash activities:
Number of shares issued for services	$-	$-	1,950,000
Value of shares issued for services	$-	$-	$1,950

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on February 15, 2007 (Date of Inception) under the laws of the State of Nevada, as New Day Financial Management, Inc.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company’s primary business is to establish or reestablish solid management organizations for its clients.  The Company provides placement of professional and competent personnel into key slots to create a strong, focused management and marketing group for the benefit of the client.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue recognition
The Company recognizes revenue when it is consulting and placement services are rendered on the accrual basis of accounting in accordance with generally accepted accounting principles.

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the years ended December 31, 2009 and 2008.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009 and 2008. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2009 and 2008, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2009 and 2008, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Concentrations of revenue
In 2009, four customers accounted for 100% of revenue. In 2008, there was no revenue.  During the years ended December 31, 2009 and 2008, the officers and directors of the Company have donated their services to the Company.  In 2009, the revenue generated was based on management’s donation of services.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18), Receivables (Topic 310): Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early application is permitted.  The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-16 (ASU 2010-16), Entertainment-Casinos (Topic 924): Accruals for Casino Jackpot Liabilities-a consensus of the FASB Emerging Issues Task.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  The amendments should be applied by recording a cumulative-effect adjustment to opening retained earnings in the period of adoption.  The Company does not expect the provisions of ASU 2010-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  Early adoption is permitted.  The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption.  The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-14 (ASU 2010-14), Accounting for Extractive Activities – Oil & Gas - Amendments to Paragraph 932-10-S99-1 (SEC Update).  The Amendments are designed to modernize and update the oil and gas disclosure requirements to align them with current practices and changes in technology. The Company does not expect the provisions of ASU 2010-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-10 (ASU 2010-10), Consolidation (Topic 810): Amendments for Certain Investment Funds.  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for Interim periods within that first reporting period. Early application is not permitted.  The Company does not expect the provisions of ASU 2010-10 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.  The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments) containing embedded derivative features at the date of adoption.  The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of the Company.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-07 (ASU 2010-07), Not-for-Profit Entities (Topic 958): Not-for-Profit Entities: Mergers and Acquisitions.  The Company does not expect the provisions of ASU 2010-07 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-05 (ASU 2010-05), Compensation – Stock Compensation (Topic 718).  This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures.  This is effective for annual reporting periods ending on or after December 31, 2009.  However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009.  Early adoption is not permitted.  The Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.  This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.  (See EITF 09-1 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).  It is effective for interim and annual periods ending after December 15, 2009.  Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance” (“EITF 09-1”).  EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.   Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope.  Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.  The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”).   SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, (ASC Topic 860) “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has generated minimal revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (February 15, 2007) through the period ended December 31, 2008 of ($11,186).  During the year ended December 31, 2009, the Company did generate minimal revenue of $13,500 and net income of $12,646.  In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – INCOME TAXES

At December 31, 2009 and 2008, the Company had federal operating loss carryforwards of $0 and $9,236, respectively, which begins to expire in 2027.

The provision for income taxes consisted of the following components for the years ended December 31, 2009 and 2008:

	2009	2008
Current:
Federal	$-	$-
State	-	-
Deferred	-	-
	$-	$-

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2009 and 2008:

	2009	2008
Deferred tax assets:
Net operating loss carryforward	$-	$3,233
Total deferred tax assets	-	3,233
Less: Valuation allowance	-	(3,233)
Net deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of December 31, 2009 and 2008 was $0 and $3,233, respectively, which will begin to expire 2027.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2009 and 2008 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2009 and 2008:

	2009	2008
Federal statutory rate	(35.0)%	(35.0)%
State taxes, net of federal benefit	(0.00)%	(0.00)%
Change in valuation allowance	35.0%	35.0%
Effective tax rate	0.0%	0.0%

NEW DAY FINANCIAL MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

Common Stock

On February 15, 2007, the Company issued officers and directors of the Company a total of 900,000 shares of its $0.001 par value common stock at a price of $0.001 per share for a total amount of $900 in services rendered.

On February 15, 2007, an officer and director of the Company paid for incorporation costs totaling $175.  The Company is not obligated to reimburse the officer and director for these expenses and is considered donated capital.

On March 20, 2007, the Company issued a total of 1,050,000 shares of its $0.001 par value common stock at a price of $0.001 per share for a total amount of $1,050 in services rendered.

On April 11, 2007, the Company completed its offering and issued a total of 950,000 shares of common stock for cash and raised a total of $9,500.

As of December 31, 2009 and 2008, there have been no other issuances of common stock.

NOTE 5 – WARRANTS AND OPTIONS

As of December 31, 2009 and 2008, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 – RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by the officers and directors of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 5, 2010, the date which the financial statements were available to be issued.  As of May 5, 2010, there were no material subsequent events.

NEW DAY FINANCIAL MANAGEMENT, INC.
CONDENSED BALANCE SHEETS

	September, 30	December 31,
	2010	2009 (1)
	(unaudited)
ASSETS

Current assets:
Cash	$21,618	$13,085
Total current assets	21,618	13,085

Total assets	$21,618	$13,085

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,537	$-
Total current liabilities	1,537	-

Total liabilities	$1,537	$-

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 100,000,000 shares
authorized, 2,900,000 and 2,900,000 shares issued and outstanding
as of September 30, 2010 and December 31, 2009, respectively	2,900	2,900
Additional paid-in capital	8,725	8,725
Retained earnings	8,456	1,460
Total stockholders’ equity	20,081	13,085

Total liabilities and stockholders’ equity	$21,618	$13,085

(1)Derived from audited financial statements.

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue	$-	$2,000	$19,500	$2,000
Revenue – related party	-	-	5,000	1,000
Total revenue	-	2,000	24,500	$3,000

Operating expenses:
General and administrative expenses	8,529	36	17,504	818
Total expenses	8,529	36	17,504	818

Income before provision for income taxes	(8,529)	1,964	6,996	2,182

Provision for income taxes	-	-	-	-

Net income	$(8,529)	$1,964	$6,996	$2,182

Weighted average number of common shares
outstanding - basic and fully diluted	2,900,000	2,900,000	2,900,000	2,900,000

Net income per share - basic and fully diluted	$(0.00)	$0.00	$0.00	$0.00

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Nine Months Ended
	September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,996	$2,182
Adjustments to reconcile net income to
net cash used in operating activities:
Shares issued for services	-	-
Expenses paid by an officer	-	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	-	(2,000)
(Decrease) in accounts payable	1,537	(250)

Net cash provided (used) in operating activities	8,533	(68)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	-

Net cash provided by financing activities	-	-

NET CHANGE IN CASH	8,533	(68)

CASH AT BEGINNING OF YEAR	13,085	689

CASH AT END OF YEAR	$21,618	$621

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash activities:
Number of shares issued for services	$-	$-
Value of shares issued for services	$-	$-

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the years ended December 31, 2009 and 2008 and notes thereto included in the Company’s S-1 registration statement and all amendments. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Website
The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

NEW DAY FINANCIAL MANAGEMENT, INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent pronouncements
The Company has evaluated all the recent accounting pronouncements through ASU No. 2010-26 and believes that none of them will have a material effect on the company’s financial statement.

Development stage company
The Company incorporated on February 15, 2007, in Nevada, and was in the development stage through December 31, 2009.  The year 2010 is the first year during which the Company is considered an operating company and is no longer in the development stage.

Revenue recognition
The Company recognizes revenue when consulting services are rendered on the accrual basis of accounting in accordance with generally accepted accounting principles and SAB 104.  The Company does not recognize revenue until all four of the following criteria are met: (1) Persuasive evidence of an arrangement exists, (2) Services have been rendered, (3) The seller’s price to the buyer is fixed and (4) Collectability is reasonably assured.

Concentrations of revenue
During the nine months ended September 30, 2010, five customers accounted for 100% of revenue. During the nine months ended September 30, 2009, two customers accounted for 100% of revenue.   During the nine months ended September 30, 2010 and 2009, the officers and directors of the Company have donated their services to the Company.  In 2010 and 2009, the revenue generated was based on management’s donation of services.

NOTE 2 – GOING CONCERN
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. During the year ended December 31, 2009, the Company did generate minimal revenue of $13,500 and net income of $12,646.  During the nine months ended September 30, 2010, the Company did generate minimal revenue of $24,500 and net income of $6,996.  The Company’s revenue is based on consulting services which are generated by an officer, director and shareholder of the Company who is not compensated for their time.  As such, the Company cannot be certain that the activity will continue into the future.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

Common Stock

During the nine months ended September 30, 2010, there have been no other issuances of common stock.

NOTE 4 – WARRANTS AND OPTIONS

As of September 30, 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2010 and 2009, the Company generated revenue $5,000 and $1,000, respectively from a related party.  The related party is an entity that is controlled by an officer of the Company.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements are issued and there are no material subsequent events to disclose.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Overview

We were incorporated in Nevada on February 15, 2007.  We provide small businesses with focused management and financial strategies to execute and grow their businesses.  Since our inception, we have worked with the singular goal of providing small business with the tools and guidance to grow their companies.

Results of Operation for the years ended December 31, 2009 and 2008

Revenues

We have only recently begun to realize revenues from services provided.  Revenues generated in the year ended December 31, 2009 were $13,500, as opposed to $0 in the year ended December 31, 2008.  We believe the substantial increase in revenues during the comparable periods is attributed to our ability to land clients in 2009; whereas in 2008, we were still forming our business plan and sales strategy.  Aggregate revenues since our formation to December 31, 2009 totaled $13,500.  We have no long-term or guaranteed contracts in place with any customers, and there can be no assurance that our major customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers.

Operating expenses

We incur various costs and expenses in the execution of our business.  All expenses, to date, have been classified as general and administrative expenses, which primarily consist of bank service charges, filing fees and consulting, accounting and legal fees.  During the year ended December 31, 2009, total expenses were $854, which is attributable to $685 in filing fees for business licenses and $169 in bank service charges.   In the comparable period ended December 31, 2008, total expenses were $8,936, comprised of $61 in bank fees, $8,500 in consulting fees related to designing and drafting web pages and $375 in filing fees.

The substantially higher expenses during 2008 compared to 2009 is primarily attributable to consulting fees paid to outside consultants to establish our infrastructure and setup computer systems.

Net income

In the year ended December 31, 2009, we recorded net income of $12,646, compared to a net loss of $8,936 in the comparable year ended December 31, 2008.  Management expects to incur higher levels of expenditures in the near future, which will put significant pressure on our net profit margins.  Therefore, we are significantly dependent upon our ability to continue to engage new clients and generate sufficient revenues to meet our financial obligations.

Liquidity and capital resources

Cash provided by operating activities in the year ended December 31, 2009 was $12,396, compared to cash utilized for such activities in the comparable period ended December 31, 2008 of $8,686.  As of December 31, 2009, we had $13,085 in cash on hand, compared to cash balance of $689 a year ago on December, 31, 2008.  This increase in available cash is attributed to our ability to generate sales and collect accounts receivable in a timely manner.

From our inception to December 31, 2009, we sought investment from third-parties.  As a result, since our incorporation, we have raised capital through the following means:

1.	In February 2007, we issued 900,000 shares of our common stock to our two officers and our sole director, in exchange for services performed valued at $900, in lieu of cash.

2.
In March 2007, we issued 1,050,000 shares of our common stock to several service providers in lieu of cash for services rendered in the amount of $1,050.  These service providers agreed to accept stock as payment for their services.

3.	In April 2007, we issued 950,000 shares of our common stock for cash proceeds of $9,500 in a private placement offering.

Results of Operations for the three and nine months ended September 30, 2010 and 2009

Revenues

Revenues generated in the quarter ended September 30, 2010 were $0, as opposed to only $2,000 in the quarter ended September 30, 2009.  During the nine month periods ended September 30, 2010 and 2009, revenues were $24,500 and $3,000, respectively.  Our management believes the dip in revenues is due to the cessation of business by a number of prior clients.  This is exemplary of the fact we have no long-term or guaranteed contracts in place with any customers, and there can be no assurance that our major customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers.

Operating expenses

During the three months ended September 30, 2010, total expenses were $8,529, which is attributable to $7,500 in professional fees and $1,029 in office expenses.  In the comparable period ended September 30, 2009, total expenses were $36, comprised of $36 in bank fees.  In the nine months period ended September 30, 2010, total operating expenses were $17,504, as opposed to $818 during the comparable period ended September 30, 2009.  The substantially higher expenses year-over-year are primarily attributable to increased activities related to executing our business plan.

Net income

In the three months ended September 30, 2010, we recorded a net loss of $8,529, compared to net income of $1,964 in the similar period ended September 30, 2009.  During the nine months ended September 30, 2010 and 2009, net income totaled $6,996 and $2,182, respectively.

As stated earlier, management expects to incur higher levels of expenditures in the near future, which will put significant pressure on our profitability.  Therefore, we are significantly dependent upon our ability to continue to engage new clients and generate sufficient revenues to meet our financial obligations.

Liquidity and capital resources

Cash provided by operating activities in the nine months ended September 30, 2010 was $8,533, compared to cash utilized for such activities in the comparable period ended September 30, 2009 of $68.  As of September 30, 2010, we had $21,618 in cash on hand, compared to cash balance of $621 a year ago on September 30, 2009.  This increase in available cash is attributed to our ability to generate sales and collect accounts receivable in a timely manner.

If we do not continue to generate sufficient cash flows to support our operations over the next twelve months, we will be required to raise additional capital by issuing capital stock or debt securities in exchange for cash in order to continue as a going concern. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this registration statement.  If our business fails, our investors may face a complete loss of their investment.
We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not expect to incur research and development costs.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

Plan of operation

In order to sustain our operations through organic growth, we must increase sales of our consulting services over the next six months.  However, we cannot guarantee that we will generate any sales.  If we do not generate sufficient revenues and cash flows to support our operations over the next six months, we will be required to raise additional capital by issuing capital stock or debt securities in exchange for cash in order to continue as a going concern.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  As of the date of this Registration Statement, we have no specific or contemplated plans to seek additional capital from any source.

In order to meet our goal of sustainable operations through organic means, we intend to implement the following plan of action:

PHASE	MILESTONES	COST/BUDGET	COMPLETION DATE

Phase I	Maintain relationships with existing clients

	• Encourage communication between clients and consultants	$0	Ongoing

	• Be attentive to customers and provide outstanding customer service and support	$0	Ongoing

Phase II	Growth Phase:

	• Continue to contact our existing database of potential clients	$0	Ongoing

	• Print marketing materials to distribute	$0 to $1,000	First Quarter 2011

	• Publish website	$1,000 to $3,000	Second Quarter 2011

	• Develop web marketing strategy	$0 to $1,000	Third Quarter 2011

	• Build long-term relationships with current and potential clients	$0	Ongoing

Phase III	Long-Term Expansion Plans:

	• Attract third-party consultants to assist in servicing clients	Paid per project	Fourth Quarter 2011

	• Utilize networking opportunities	Up to $5,000	Third/Fourth Quarters 2011

Phase I:  Maintain relationships with existing clients

Our basic goal is to service our current customers satisfactorily in the hopes that (A) the client will continue to utilize our services and (B) refer our services to their business associates and other contacts.  We believe that if we encourage open lines of communication between clients and our consultants, and are attentive to the requests or criticisms of our clients, we will be able to provide outstanding customer service and adapt to meet the preferences and remain relevant.  Since this Phase is directly linked to our operational activities, there is no direct cost expected to be incurred.

Phase II:  Growth phase

Continue to contact our existing database of potential clients

The growth of any business, including ours, is directly influenced by the ability to engage new clients.  Our management has compiled a database of professional acquaintances, to which we have been and expect to continue to market our services.  We must continue to contact companies listed in our target database, regardless of whether we are able to retain them as a client.  Even if we are unable to engage targeted companies, the desire is to impress upon them our existence and the services we provide in the hopes that they will refer us to their network of contacts.

We currently rely exclusively upon the efforts of our officers and sole director to market our company and our services to their prospect database.  No cost has been or is expected to be incurred for making telephone calls, sending emails or making personal visits to prospects.  The extent of our marketing has been limited to this direct sales method.  We expect to continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not.

Marketing and advertising

While we do not currently expect to require additional sales staff or the use of mass media to advertise our services, we will periodically evaluate the necessity of such.  Part of our current planned sales strategy involves printing brochures, fliers and informational packages to distribute to our sales database.   We have budgeted up to $1,000 for printing costs, based upon printing costs of approximately $0.50 per page for up to 2,000 full page brochures or fliers.  We expect to begin printing a small batch of promotional materials during the first quarter of 2011.  Any funds to be required will be financed through cash flows from operating activities.

We also plan to publish a website for between $1,000 to $3,000 during the second quarter of 2011.  We have designed and developed preliminary drafts of our pages.  Our estimates of costs are based upon prices that management believes could be obtained from professional acquaintances to update the existing drafts, if necessary, and to upload and host the resulting website.  Any funds to be required will be financed through cash flows from operating activities.  This website will mainly be used as an informational source for potential clients to learn about the services we provide.  As we are able to, we plan to update the site with news of current events that may affect small and medium sized businesses.

After we publish our website, we plan to develop and implement a web marketing strategy to increase awareness of our site.  This plan involves web search optimization, link affiliations and use of social media services.   Our management believes they have professional acquaintances that could provide these services to us at discounted rates. We have budgeted up to $1,000 toward this online effort, which will be financed through cash flows from operating activities.  Our web marketing strategy has not been developed and may differ significantly when actually implemented during the third quarter of 2011.

Build long-term relationships with current and potential clients

All of our prior and current clients engage us on a per-project basis.  We have no guaranteed, long-term source of revenues; once a project is completed, that client may or may not continue to utilize our services.  Securing long-term streams of revenues is important in that we would be able to budget our cash resources and proactively hire or contract third-party consultants to service specific clients.  We are keenly aware of our target market’s apprehension toward engaging our firm for a prolonged period of time for a guaranteed fixed price.  To attract clients to enter into extended contractual terms, we plan to offer discounted consulting rates.  As of the date of this prospectus, we have no long-term agreement with any client.

Phase III:  Long-Term Expansion Plans

Attract third-party consultants to assist in servicing clients

Since our inception, our officers and sole director has serviced all of our clients.  However, we understand that our management’s skill set may not encompass every situation a business may encounter.  As a result, we may be required to outsource projects or the client to a third-party consultant, whom we will have no direct oversight or control over.  Our objective is to hire or establish a more formal and direct relationship with such third-party consultants by the fourth quarter of 2011.  We expect any relationship to be paid on a per-project basis, and thus do not expect to incur any out-of-pocket expenses or need to raise additional capital.  As of the date of this prospectus, we have not hired or contracted any persons.

Utilize networking opportunities

Our management believes there exists opportunities to network with business professionals and owners at various conferences and trade shows.  Such shows include the Professional BusinessWomen of California Annual Conference and San Francisco Small Business Week, among others.  We believe attendance at these shows during the third and fourth quarter of 2011 will provide us with exposure to potential customers and increase awareness of our existence.  We have budgeted up to $5,000 toward attendance fees and travel costs, if any.   Most conferences we plan to attend do not charge attendance fees; however, some may charge as much as $500.  We also plan to attend conferences primarily in the San Francisco, California geographic area, which will minimize travel-related expenditures. All funds expected to be used to attend conferences will be provided from operations and we do not anticipate having to raise additional capital for this purpose.

All estimated costs set forth in our plan of operation are those of management and actual, realized costs may vary significantly.  We cannot assure you that the budgeted expenses will not be materially greater than forecast.  If such costs are higher than predicted, we may be unable to achieve one or a number of our anticipated milestones.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Karen Mannix	55	President and Chief Executive Officer	February 2010 – 2011

Marcia Hootman	70	Secretary, Treasurer, Principal Accounting Officer and Principal Financial Officer	February 2010 – 2011

Beverly Fremont	74	Director	February 2010 – 2011

Background of Directors, Executive Officers, Promoters and Control Persons

Karen Mannix, President and Chief Executive Officer , has been a co-owner of Farmacopia, an herbal company operating in Santa Rosa, CA, for the past 15 years.  Farmacopia educates physicians, including but not limited to family practice, internists and neurologists, as well as nurses and the general public through workshops, seminars, lectures and credentialed continuing education classes.  Farmacopia also dispenses medicinal herbal products from its retail store and via mail order through the worldwide web.  Ms. Mannix is responsible for product research, purchasing, business strategy, advance planning, national and international marketing and wholesale and retail sales.  Ms. Mannix oversees the management and daily operations of the company and a staff of five including three herbalists, a psychotherapist, massage therapist and office staff.   Her 15 years of management and strategic planning skills honed at Farmacopia are essential to our success.
Ms. Mannix has been self employed as a licensed California Department of Real Estate Salesperson since 1984, and she continues to invest for her own portfolio in Mexico and South America.  Her focus in the real estate sales industry is residential home sales, developing vineyards, commercial leasing and raw land development.  Mr. Mannix is also licensed by the California Department of Insurance specializing in long term insurance investments, annuities and whole life policies. Additionally, she has had years of experience in financing, home loans and second trust deed markets.

Ms. Mannix works for us on a part-time basis and expects to devote a minimum of 20 hours per week to our business activities, as necessary.

Rev. Dr. Marcia Hootman, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer , has a broad background in higher education, real estate, publishing, the ministry and stock brokerage industries.  Since 2007, she has been a co-owner of Health Energy Resources, a holistic website with anti-aging research information.  Also, since 1973, she has been a real estate broker for Coastal Properties, where she helped develop condos between Del Mar and Solana Beach on the Southern California coastline.

Dr. Hootman has assisted and inspired thousands of people to plan for their financial independence as an instructor with one of the largest financial education organizations in the world.  Between 1990-1993, she was the only female Senior National Instructor of the Chas J. Given financial organization, where she taught real estate investment workshops and trained new instructors.  She is the author of several top-selling books in the areas of personal growth, relationships and wealth, all published between 1982 and 1993.

Dr. Hootman was educated at Columbia Pacific University receiving a PhD in Psychology; United States International University, MA, in Human Behavior and Cal Western University, BA, in Humanities.  She has a life-long secondary teaching credential and is an ordained minister, serving at the pulpit for over 1,000 congregants.  In 1996 through 2000, Dr. Hootman was Senior Minister of the Claremont Church of Religious Science in Claremont, California.  Subsequently, from 2002 through 2005, she was Senior Minister of the New Thought Center in Sorrento Mesa, San Diego, California.

We believe Dr. Hootman’s four years as co-owner and operator of Health Energy Resources and her 37 years of real estate sales and development experience represent sufficient real world business experience to serve as an officer of our company. Dr. Hootman works for us on a part-time basis and expects to devote a minimum of 20 hours per week to our business activities, as necessary.

Beverly Fremont, Director, is a semi-retired, experienced business entrepreneur.  Mrs. Fremont’s extensive 35 year career and entrepreneurial experience lead us to believe she possess sufficient skills to serve as a director of our company.  Mrs. Fremont has a strong real estate investment and sales background and has held a California Real Estate Sales License for over 35 years.  Self-employed for most of her career, she has developed property in La Jolla, CA., completed sales of office buildings, specialized in oceanfront developments and achieved multi-million dollar sales goals in general residence real estate.  Mrs. Fremont is a skilled negotiator and has facilitated innumerable business transactions.

Her benefit to the company is in her experience in the global business environment and first hand interactions in both domestic and foreign countries.  She has traveled extensively throughout all of Europe and Asia, visiting over 30 countries looking for business opportunities in the import/export and manufacturing industries.  Her goal is to seek out, investigate, research and analyze the benefits and drawbacks of a potential investment.

Additionally, she is a licensed Marriage, Family and Child Counselor, (MFCC), and conducted a successful psychotherapy practice for many years.  Her specialty was working with children and guiding them toward successful decisions and opportunities.  She is a graduate of Brandeis University and University of Chicago, holding both a Bachelor of Arts and a Master’s Degree.

As a semi-retired individual, Mrs. Fremont is available to us on an as needed basis only.  She has not committed to spending any minimum amount of time on our business.

Promoters

Karen Mannix, Marcia Hootman and Beverly Fremont are founders of our business, and, as such, are considered promoters of our company.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  Currently, all members of our board of directors participate in discussions concerning executive officer compensation. We currently have no plans to establish audit, compensation or nominating committees.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No petition under the Federal bankruptcy laws or any state insolvency law has ever been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of any of our officers or directors, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Executive Compensation

The following table sets forth all compensation paid to our Principal Executive and Financial Officers for the most recently completed fiscal year:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings($)	All Other Compen-sation ($)	Total ($)

Karen Mannix	2009	0	0	0	0	0	0	0	0
President and CEO	2008	0	0	0	0	0	0	0	0

Marcia Hootman	2009	0	0	0	0	0	0	0	0
Principal Financial	2008	0	0	0	0	0	0	0	0
Officer

Employment Contracts And Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class
			Before Offering	After Offering(2)

Common	Karen Mannix, President and CEO(3)	300,000	10.34%	10.34%

Common	Marcia Hootman, Secretary and Treasurer(3)	300,000	10.34%	10.34%

Common	Beverly Fremont, Director(3)	300,000	10.34%	10.34%

	All Directors and Officers as a group (3 persons)	900,000	31.03%	31.03%

Notes:

1.
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

2.	All shares being registered for sale are for the benefit of the Selling Shareholders. No shares are being offered by us.

3.	The address for our officers and sole director is: 55 S. Valle Verde Dr., #235-106, Henderson, Nevada 89012.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Certain Relationships and Related Transactions

On February 15, 2007, we issued a total of 900,000 shares of $0.001 par value common stock to our three officers and directors for a total amount of $900 in services rendered, related specifically to the formation and organization of our corporation, as well as setting forth a business plan and operational objectives. The shares were issued, as follows:

Name	Shares

Karen Mannix	300,000

Marcia Hootman	300,000

Beverly Fremont	300,000

On February 15, 2007, Beverly Fremont, our sole director, paid for incorporation costs totaling $175.  We are not obligated to reimburse Ms. Fremont for these expenses and it is considered donated capital.

Additionally, we use office space and services provided without charge by our officers and directors.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

New Day Financial Management, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on page 50 .

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  New Day Financial Management, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$1,000
Transfer Agent Fees	1,000
Accounting and Legal Fees	4,000
SEC Registration Fee	10
Total	$6,010

Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors.  We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent Sales of Unregistered Securities.

February 15, 2007, we issued an aggregate of 900,000 shares of our common stock to our three founding shareholders, Misses Fremont, Hootman and Mannix.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for services performed by the founding shareholders on our behalf in the amount of $900.  At the time of the issuance, each of the founders had fair access to and was in possession of all available material information about our company.  Additionally, each shareholder represented their intent to acquire securities for their own accounts and not with a view to further distribute the shares.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholders qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933, for transactions by an issuer, not involving a public offering.

On March 20, 2007, we issued 1,050,000 shares of our common stock to ten consultants for services rendered to the company valued at $1,050.  Each consultant agreed to accept shares of our common stock in lieu of cash.  We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were sold directly by us and did not involve a public offering or general solicitation.  The offering was not underwritten and no commissions or finders’ fees were paid.   The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including financial statements. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision. The table below sets forth the names of the persons receiving shares, the amount of such shares and the services provided, therefor:

Name of Holder		Shares	Services Provided
Chelsea	Behle	75,000	Artist Concept Design
Sandy	Cook	100,000	Computer Graphics
Madison	Elliot	125,000	Newsletter Preparation
Drew	Hall	125,000	Financial Advising
Anna	Harriman	75,000	Brochure Design
Joanne	Heald	75,000	Computer Set-Up
Stephanie	Hernandez	125,000	Administration Consulting
Randi	Lorenzo	125,000	Investor Relations Advertising
Elisa	Moore	100,000	Office Administration
Mitch	Thompson	125,000	Office Storage and Shelving

On April 11, 2007, we sold a total of 950,000 shares of our common stock to 17 non-affiliated shareholders, none of whom were, prior to this sale, holders of our common stock.  The shares were issued at a price of $0.01 per share for total cash in the amount of $9,500.  The offering was not underwritten and no commissions or finders’ fees were paid.  We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 506.  None of the purchasers have claimed to be accredited investors, as that term is defined by Rule 501(a) of Regulation D, and we have made no attempt to verify any such qualification.  The shares were sold directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.  The table below sets forth the names of the purchasers and the amount of shares purchased:

Name of Holder	Shares
Dana Anderson	50,000
Eileen Anderson	50,000
Joseph Cerbone	100,000
Margaret DeCaro	50,000
Donald Dickson	50,000
Tammy Dunn	50,000
Donald Ehrlich	100,000
Danielle Galloway	50,000
Julie Hammer	50,000
Dorothy McCallion	50,000
Frank McGarvery	50,000
S. K. McGarvey	50,000
Tianna Owen	50,000
Terumi Rice	50,000
Stanley Stilwall	50,000
Leisa Stilwall	50,000
William Willard	50,000

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation (1)
b) Bylaws (1)
5.	Opinion on Legality
Attorney Opinion Letter
23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

(1) Incorporated by reference herein filed as exhibits to the Company’s Registration Statement on Form S-1 filed on May 13, 2010.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430C under the Securities Act.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

D.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on February 9, 2011.

NEW DAY FINANCIAL MANAGEMENT, INC.
(Registrant)

By: /s/ Karen Mannix
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Karen Mannix	President and CEO	February 9, 2011
Karen Mannix

/s/ Marcia Hootman	Principal Financial Officer	February 9, 2011
Marcia Hootman

/s/ Marcia Hootman	Principal Accounting Officer	February 9, 2011
Marcia Hootman

/s/ Beverly Fremont	Director	February 9, 2011
Beverly Fremont

Exhibit Index

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation (1)
b) Bylaws (1)
5.	Opinion on Legality
Attorney Opinion Letter
23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

(1) Incorporated by reference herein filed as exhibits to the Company’s Registration Statement on Form S-1 filed on May 13, 2010.